EX-99.16.b.

Certificate of the Secretary of
Dimensional ETF Trust

The undersigned, Carolyn L. O, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Trustees of the Dimensional ETF Trust (the “ETF Trust”) on  December 16, 2020, appointing and authorizing David G. Booth and certain designated officers of the ETF Trust to act as attorneys-in-fact on behalf of certain designated officers of the ETF Trust for the purpose of filing documents with the SEC in connection with the registration statement on Form N-14 filed for the reorganization of certain series of DFA Investment Dimensional Group Inc. with and into certain series of the ETF Trust, and that such resolution remains in effect on the date hereof:

FURTHER RESOLVED, , that the revised Power of Attorney for the information statement/prospectus on Form N-14 under the Securities Act of 1933, as amended (the “1933 Act”), which will serve to register the shares of the DFA U.S. Targeted Value ETF, Dimensional U.S. Equity ETF, Dimensional U.S. Core Equity 2 ETF, Dimensional International Value ETF, Dimensional World ex U.S. Core Equity 2 ETF, and Dimensional U.S. Small Cap ETF, dated December 16, 2020, substantially in the form presented at this Meeting, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Joy L. Lopez, Lisa M. Dallmer, Carolyn L. O, Ryan P. Buechner, and James J. Taylor as attorneys-in-fact for the purpose of filing documents with the SEC for the ETF Trust, by execution of such documents on behalf of each Trustee certain designated officers of the ETF Trust, are hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of May 7, 2021.

Dimensional ETF Trust

By:  /s/ Carolyn L. O
Name: Carolyn L. O
Title: Secretary